UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

LF Capital Acquisition Corp. II

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LF CAPITAL ACQUSITION CORP. II
1909 Woodall Rodgers Freeway, Suite 500
Dallas, TX

TO THE STOCKHOLDERS OF LF CAPITAL ACQUISTION CORP. II:

As you know, LF Capital Acquisition Corp. (the “company”, “we”, “us” or “our”) is holding a special meeting of its stockholders on February 15, 2023 at 1:00 p.m., Eastern Time (the “Meeting”), via teleconference, the details of which can be found at https://www.cstproxy.com/lfcapitalacquisitioncorpii/2023. On or about January 20, 2023, we mailed to you a proxy statement and a proxy card, asking you to consider and vote upon the following proposals at the Meeting (the “Original Proxy Statement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Proxy Statement.

1.	Proposal No. 1 - The Charter Amendment Proposal - A proposal to amend the company’s Amended and Restated Certificate of Incorporation (the “charter”) pursuant to increase the monthly extension payments per one-month extension of the deadline to complete the initial Business Combination (as defined in the charter) to $0.04 per share of the company’s Class A common stock (the “Class A common stock”), par value $0.0001 per share (the “charter amendment” and, such proposal, the “charter amendment proposal”);

2.	Proposal No. 2 - The Adjournment Proposal - A proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the charter amendment proposal (the “adjournment proposal”), which will be presented at the special meeting if, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the charter amendment proposal, in which case the adjournment proposal will be the only proposal presented at the special meeting.

The attached second supplement to the Original Proxy Statement contains additional information that supplements the Original Proxy Statement and the supplement to the Original Proxy Statement, dated February 3, 2023 (the “First Supplemental Proxy Statement”). We urge you to read this supplement, together with the Original Proxy Statement and the First Supplemental Proxy Statement, carefully and in its entirety. This proxy supplement is being sent to you on or about February 7, 2023.

As disclosed in the Original Proxy Statement, the Company may be liable to pay a 1% federal excise tax imposed under the Inflation Reduction Act of 2022 in connection with redemptions of the Company’s shares. The Company is notifying all concerned parties that funds in trust, including any interest thereon, will not be used, now or in the future, to pay for any excise tax imposed under the Inflation Reduction Act.

To the extent there are insufficient funds in the Company’s working capital to fund the payment of any potential Excise Taxes that may become due upon a redemption of public shares in connection with a liquidation of the Company in 2023 if we do not effect a business combination prior to the deadline date, our Sponsor has agreed to contribute to us (which may be by working capital loan) funds necessary to make any such potential excise tax payment without using proceeds (including interest income) from the trust account.

Based upon the amount in the trust account as of January 26, 2023 and expected interest ($267,714,000), the Company estimates that the per-share price at which public shares may be redeemed from cash held in the trust account will be approximately $10.35 at the time of the special meeting. As previously announced, the Company also extended the deadline for delivering redemption requests from the Company’s stockholders in connection with the charter amendment proposal from February 15, 2023 to February 17, 2023.

Your vote is important. Please vote your shares promptly. Whether or not you plan to participate in the virtual Meeting, please complete, date, sign and return the proxy card without delay, or submit your proxy through the internet as promptly as possible in order to ensure your representation at the Meeting no later than the time appointed for the Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your shares of Common Stock online if you subsequently choose to participate in the virtual Meeting. If you have already submitted your proxy card and do not wish to change your vote, there is no need to submit another proxy card in response to this second supplement to the Original Proxy Statement.

Sincerely,

/s/ Elias Farhat
Elias Farhat
Chairman of the Board

LF Capital Acquisition Corp. II

February 7, 2023

SUPPLEMENT NO. 2 DATED FEBRUARY 7, 2023

TO

PROXY STATEMENT

DATED JANUARY 27, 2023

LF CAPITAL ACQUISITION CORP. II

1909 Woodall Rodgers Freeway, Suite 500
Dallas, TX 75201

Telephone (214) 740-6105

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 15, 2023

This second supplement is being mailed to the stockholders of record of the company as of the close of business on February 7, 2023. The following information supplements and should be read in conjunction with the original proxy statement dated January 27, 2023 that the company mailed to you on or about January 30, 2023 (the “Original Proxy Statement”). Capitalized terms in this supplement which are not defined in this supplement have the same meaning set forth in the Original Proxy Statement.

The company is a blank check company incorporated on February 19, 2021 as a Delaware corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“initial business combination”). On November 19, 2021, the company consummated its initial public offering (“IPO”) of 25,875,000 units, with each unit consisting of one Class A common stock and one-half of one redeemable warrant to purchase one Class A common stock, which included the full exercise by the underwriters of their over-allotment option in the amount of 3,375,000 units. Simultaneously with the closing of the IPO, the company completed the private sale of 12,350,000 private placement warrants at a purchase price of $1.00 per private placement warrant to the sponsor, generating gross proceeds to us of $12,350,000. Following the closing of the IPO, a total of $263,925,000 ($10.20 per unit) of the net proceeds from the IPO and the sale of the private placement warrants was placed in the trust account established in connection with the IPO (the “trust account”), with Continental Stock Transfer & Company, a New York limited purpose trust company (“Continental”), acting as trustee. The company’s Amended and Restated Certificate of Incorporation (the “charter”) provides for the return of the IPO proceeds held in the trust account to the holders of Class A common stock if we do not complete our initial business combination by February 19, 2023.

As discussed in the Original Proxy Statement, the Meeting will be devoted to (i) approval of the charter amendment proposal and (ii) approval the adjournment.

As disclosed in the Original Proxy Statement, the Company may be liable to pay a 1% federal excise tax imposed under the Inflation Reduction Act of 2022 in connection with redemptions of the Company’s shares. The Company is notifying all concerned parties that funds in trust, including any interest thereon, will not be used, now or in the future, to pay for any excise tax imposed under the Inflation Reduction Act.

To the extent there are insufficient funds in the Company’s working capital to fund the payment of any potential Excise Taxes that may become due upon a redemption of public shares in connection with a liquidation of the Company in 2023 if we do not effect a business combination prior to the deadline date, our Sponsor has agreed to contribute to us (which may be by working capital loan) funds necessary to make any such potential excise tax payment without using proceeds (including interest income) from the trust account.

Based upon the amount in the trust account as of January 26, 2023 and expected interest ($267,714,000), the Company estimates that the per-share price at which public shares may be redeemed from cash held in the trust account will be approximately $10.35 at the time of the special meeting. As previously announced, the Company also extended the deadline for delivering redemption requests from the Company’s stockholders in connection with the charter amendment proposal from February 15, 2023 to February 17, 2023.

Except as described in this supplement all the disclosures in the Proxy Statement and all supplemental proxy statements remain in effect.

If you would like to receive additional information or if you want additional copies of this supplemental, proxy card, or any other materials about the Meeting, you should contact the company’s proxy solicitor at:

Morrow Sodali LLC
333 Ludlow Street
5th Floor, South Tower
Stamford, CT 06902
Telephone: (800) 662-5200
(banks and brokers can call collect at (203) 658-9400)
Email: LFAC.info@investor.morrowsodali.com

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

Whether or not you plan to participate in the virtual Meeting, please complete, date, sign and return the proxy card that was mailed to you with the Proxy Statement without delay, or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Meeting no later than the time appointed for the Meeting or adjourned meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Meeting, you must obtain a proxy issued in your name from that broker, bank or other agent. Only stockholders of record at the close of business on the Record Date may vote at the Meeting or any adjournment or postponement thereof. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not participate in the virtual Meeting, your shares will not be counted for purposes of determining whether a quorum is present at, and the number of votes voted at, the Meeting.

NO ACTION IN CONNECTION WITH THIS PROXY SUPPLEMENT IS REQUIRED BY ANY STOCKHOLDER WHO HAS PREVIOUSLY DELIVERED A PROXY AND WHO DOES NOT WISH TO REVOKE OR CHANGE THAT PROXY. THE RECORD DATE FOR THE SPECIAL MEETING OF STOCKHOLDERS HAS NOT CHANGED.

You may revoke a proxy at any time before it is voted at the Meeting by sending a notice of revocation to the company’s secretary, which must be received by the company’s secretary prior to the vote at the special meeting, or by attending the special meeting, revoking their proxy and voting (including by virtual means). Attendance at the general meeting alone will not change your vote. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.